CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 18, 2007, relating to the financial statements and financial highlights which appear in the May 31, 2007 Annual Report to Shareholders of Franklin New York Tax-Free Income Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.



/s/PricewaterhouseCoopers LLP

San Francisco, California
September 27, 2007